Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
Mad Catz Interactive, Inc. (“Mad Catz”, “MCI”, “the Company”, “our” or “we”) acquired Winkler Atlantic Holdings Limited and subsidiaries (“WAHL”) on November 20, 2007. The acquisition of WAHL has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets and liabilities assumed were recorded at their estimated fair values as of the date of the acquisition. Our preliminary allocation of the purchase price is pending completion of several elements, including the finalization of our independent appraisal for purposes of the valuation of acquired intangible assets. Accordingly, there may be material adjustments to the allocation of the purchase price.
The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions which are preliminary and have been made solely for the purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisition are derived from the preliminary estimated fair value of assets acquired and liabilities assumed, and the related allocation of the purchase price consideration. The final determination of the purchase price allocation will be based on the established fair value of the assets acquired, including the fair value of the identifiable intangible assets, and liabilities assumed as of November 20, 2007 (the acquisition date). The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values, and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed consolidated financial statements.
A pro-forma condensed consolidated balance sheet for MCI has not been included as the acquisition of WAHL was included in MCI’s consolidated balance sheet as of December 31, 2007. Reference is made to MCI’s quarterly report on Form 10-Q for the quarter ended December 31, 2007.
The following unaudited pro forma condensed statements of operations combine the statement of operations data for MCI and WAHL for the year ended March 31, 2007 and for the six months ended September 30, 2007 as if the acquisition had been completed on April 1, 2006. The pro forma financial information is based upon the historical consolidated financial statements of MCI and WAHL and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma condensed consolidated financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed consolidated financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these unaudited pro forma condensed consolidated financial statements and are subject to change upon a final determination of fair value.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations of MCI that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed consolidated statements of operations for synergistic benefits or cost savings that may be realized through the combination of MCI and WAHL or costs that may be incurred in integrating the two companies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, which is on file with the SEC, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2007, each of which is incorporated herein by reference, and the historical financial statements and related notes of WAHL included in this Form 8-K/A. A summary of the estimated purchase price allocation to the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Cash consideration		$14,956
Convertible loan notes		14,500
Transaction costs		1,500
Restructuring costs		1,000

		$31,956

Preliminary allocation of purchase price as of December 31, 2007:
Current assets excluding inventories	$13,135
Inventories	5,976
Property and equipment, net	524
Accounts payable and other liabilities	(13,221)

		$6,414

Fair value of identifiable intangible assets acquired:
Product lines	3,200
Customer relationships	3,100
Trademarks and trade names	1,100
Covenant not-to-compete	50

		7,450

Goodwill		18,092

		$31,956

The amount allocated to the intangible assets represents the Company’s preliminary estimate of the identifiable intangible assets acquired from WAHL, which include product lines, customer relationships, trademarks and trade names and covenant not-to-compete.
Because our fiscal year differs from WAHL’s, WAHL’s unaudited consolidated statement of operations for the six months ended August 31, 2007 and audited consolidated statement of operations for the fiscal year ended February 28, 2007 have been used in preparing the unaudited pro forma condensed consolidated financial statements. Management believes that effect of this difference is immaterial for pro forma financial information purposes.
The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A.
You should read this information in conjunction with the:
▪	accompanying notes to the unaudited pro forma condensed consolidated financial statements;

▪	separate unaudited historical consolidated financial statements of MCI as of and for the six month period ended September 30, 2007 included in MCI’s quarterly report on Form 10-Q for the quarter ended September 30, 2007;

▪	separate unaudited historical consolidated financial statements of MCI as of and for the nine month period ended December 31, 2007 included in MCI’s quarterly report on Form 10-Q for the quarter ended December 31, 2007;

▪	separate audited historical consolidated financial statements of MCI as of and for the fiscal year ended March 31, 2007, included in the MCI annual report on Form 10-K for the fiscal year ended March 31, 2007; and

▪	separate historical consolidated financial statements of WAHL as of and for the six month period ended August 31, 2007 (unaudited) and as of and for the year ended February 28, 2007 (audited), included elsewhere in this Form 8-K/A.
The unaudited pro forma condensed consolidated financial statements do not include the effects of any operating efficiencies or cost savings expected from the acquisition.

Mad Catz Interactive, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR SIX MONTHS ENDED SEPTEMBER 30, 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	HISTORICAL		PRO FORMA
	MCI	WAHL	ADJUSTMENTS	NOTES		PRO FORMA
	9/30/07	8/31/07
Net sales	$31,431	$16,030	$—			$47,461

Cost of sales	21,799	10,245	—			32,044

Gross profit	9,632	5,785	—			15,417

Operating expenses
Sales and marketing	3,679	2,007	—			5,686
General and administrative	4,277	4,211	1,071	(A	)	9,559
Research and development	613	1,752	—			2,365

Total operating expenses	8,569	7,970	1,071			17,610

Operating income (loss)	1,063	(2,185)	(1,071)			(2,193)

Interest (expense) income, net	(209)	38	(974)	(B	)	(1,145)
Foreign exchange gain (loss), net	336	(4)	—			332
Other income	151	124	—			275

Income (loss) before income taxes	1,341	(2,027)	(2,045)			(2,731)

Income tax expense (benefit)	651	—	(472)	(C	)	179

Net income (loss)	$690	$(2,027)	$(1,573)			$(2,910)

Basic net income (loss) per share	$0.01					$(0.06)
Diluted net income (loss) per share	$0.01					$(0.06)

Weighted average shares issued and outstanding
Basic	54,664,487					54,664,487
Diluted	55,531,186					54,664,487
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Mad Catz Interactive, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	HISTORICAL		PRO FORMA
	MCI	WAHL	ADJUSTMENTS	NOTES		PRO FORMA
	3/31/07	2/28/07
Net sales	$99,721	$37,205	$—			$136,926

Cost of sales	74,703	27,157	(4,608)	(D	)	97,252

Gross profit	25,018	10,048	4,608			39,674

Operating expenses
Sales and marketing	8,923	4,097	46	(D	)	13,066
General and administrative	8,244	5,656	5,533	(A	) (D)	19,433
Research and development	1,406	2,977	—			4,383

Total operating expenses	18,573	12,730	5,579			36,882

Operating income (loss)	6,445	(2,682)	(971)			2,792

Interest expense, net	(1,109)	(72)	(1,996)	(B	)	(3,177)
Foreign exchange gain	256	6	—			262
Other income	338	2,803	(2,683)	(E	)	458

Income before income taxes	5,930	55	(5,650)			335

Income tax expense (benefit)	2,225	1	(2,050)	(C	)	176

Net income	$3,705	$54	$(3,600)			$159

Basic net income per share	$0.07					$0.00
Diluted net income per share	$0.07					$0.00

Weighted average shares issued and outstanding
Basic	54,244,383					54,244,383
Diluted	55,036,591					55,036,591
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MAD CATZ INTERACTIVE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
Year Ended March 31, 2007 and Six Months Ended September 30, 2007
1. Basis of Presentation
The accompanying unaudited pro forma condensed consolidated financial statements are based on the historical financial information of Mad Catz Interactive, Inc. (“MCI”) and Winkler Atlantic Holdings Limited (“WAHL”) after giving effect to the acquisition of WAHL by MCI using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.
The unaudited pro forma condensed consolidated statements of operations for the six months ended September 30, 2007 and for the twelve months ended March 31, 2007 combines the historical results for MCI for each of the periods presented, and the historical results for WAHL for each of the periods presented, as if the acquisition had occurred as of the beginning of each period presented.
2. Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations:
(A)	Reflects an estimate of annual amortization of $2.2 million for the year ended March 31, 2007 and $1.1 million for the six months ended September 30, 2007 related to the establishment of intangible assets in connection with the acquisition of WAHL.

(B)	Reflects an estimated increase in interest expense of $878,000 for the year ended March 31, 2007 and $425,000 for the six months ended September 30, 2007 related to the draw down of MCI’s credit facility with Wachovia Capital Finance Corporation. In addition, includes an estimated increase in interest expense, associated with the 7.5% convertible loan notes due $4.5 million on the second anniversary of issuance and $10.0 million on the third anniversary of issuance, of $1.1 million for the year ended March 31, 2007 and $549,000 for the six months ended September 30, 2007.

(C)	Reflects the recognition of the income tax benefit of the above pro forma adjustments at an appropriate estimated tax rate.

(D)	Reflects the consolidation of Saitek Hong Kong as of the beginning of the year. Saitek Hong Kong was a dormant company until December 1, 2006 when it was reactivated in contemplation of the sale of certain entities under the control of WAHL. The pro forma adjustment also includes the elimination of profit in inventory for the period from March 1, 2006 through November 30, 2006.

(E)	Reflects the reversal of reimbursement for research and development activities from Saitek Winkler Limited, an unconsolidated related party, during the period prior to December 1, 2006 and the consolidation of Saitek Hong Kong as of the beginning of the year.
3. Differences Between Accounting Principles Generally Accepted in the United States and in Canada
     The pro-forma condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. In certain respects, U.S. GAAP differs from Canadian GAAP. Reconciliation of net income determined in accordance with U.S. GAAP to net loss determined under Canadian GAAP follows (in thousands, except per share amount):

March 31,
2007
Net income, as reported	$159
Effective interest on convertible notes (a)	(701)
Net (loss) in accordance with Canadian GAAP	$(542)
Net (loss) per share in accordance with Canadian GAAP basic and diluted	$(0.01)
     The area of material difference between United States and Canadian GAAP and the impact on the consolidated financial statements of the Company are described below.
(a) Effective Interest Method- Convertible Debt
     Under U.S. GAAP, these statements reflect the accounting for the issuance of convertible notes entirely as debt as no amount was required to be bifurcated for the conversion feature under U.S. GAAP. In accordance with Canadian GAAP, the pro forma interest expense adjustment, net of tax, reflects the bifurcation of the equity classified conversion feature from the convertible debt instrument using the residual method and the accretion of the carrying amount of the debt using the effective interest method.